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                               HAMBRECHT & QUIST GROUP

                                A DELAWARE CORPORATION

                   1996 BONUS AND DEFERRED SALES COMPENSATION PLAN
                 (As amended and restated effective October 1, 1996)



1.  PURPOSE

    The purpose of this 1996 Bonus and Deferred Sales Compensation Plan (the "Plan") of Hambrecht & Quist Group, a Delaware Corporation (the "Company"), is to attract, retain, motivate and reward highly qualified employees who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The Company, as used herein when referring to employees thereof, shall mean any and all of its Parents, Subsidiaries and Affiliates, as those terms are defined in the Hambrecht & Quist Group 1996 Equity Plan, as amended from time to time.

2.  COVERED INDIVIDUALS

    The employees entitled to Bonus and Commission payments hereunder ("Participants") shall include the research, investment banking, trading and administrative professionals, institutional and retail sales professionals, and other employees of the Company, as determined by the Committee.

3.  ADMINISTRATION

    The Plan shall be administered by a committee (the "Committee"). The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

              (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934 (the "Exchange Act"); and

              (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.


The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to employees who are not considered officers or directors of the Company under section 16 of the Exchange Act. If the Board appoints such a committee(s), such committee(s) shall be included in the definition of "Committee" whenever used herein and shall be interpreted as to apply only with respect to employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. The Committee shall have the sole discretion and authority to interpret and administer the Plan and to make all determinations with respect to the Plan, including, but not limited to, determinations of (i) eligibility, (ii) performance criteria, (iii) Bonus Amounts, (iv) Bonus payments, (v) Commissions, and (vi) Commission payments. Any determination by the Committee with regard to any provision of the Plan shall be conclusive and binding on all Participants.


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4.  OPERATION OF THE PLAN

    (a) BONUS PAYMENTS. As determined by the Committee and subject to Section 6 hereof, bonuses ("Bonus Amounts") shall be paid to Participants other than institutional and retail sales professionals of the Company as follows:

         (i) If the total compensation of such a Participant for a given six-month period ending March 31 or September 30 is less than $100,000, all of the Bonus Amount payable hereunder shall be paid in cash.

        (ii) If the total compensation of such a Participant for such six-month period equals or exceeds $100,000:

              (A) Eighty percent (80%) of the Bonus Amount payable hereunder shall be paid in cash.

              (B) In the sole discretion of the Committee, Participants shall be offered the ability to elect to receive the remaining twenty percent (20%) of such Bonus Amount (the "Twenty Percent Amount") in cash or in shares of Common Stock of the Company, valued at not less than ninety percent (90%) of their fair market value on the date of grant. The number of shares of Common Stock shall be determined by dividing the Twenty Percent Amount by the percentage set by the Committee of the per share fair market value on the date of grant, rounded up to the nearest whole share. Such shares shall be offered in the form of Plan Shares under the 1996 Equity Plan of the Company and shall be subject to the terms and conditions of such plan and a Stock Agreement in a form provided by the Company. Unless otherwise determined by the Committee, one-third of such shares shall vest on each anniversary of the date of grant, subject to the continued employment of the Participant with the Company on such dates.

    (b) INSTITUTIONAL SALES COMMISSIONS. As determined by the Committee and subject to Section 6 hereof, sales commissions ("Commissions") shall be paid to Participants who are institutional sales professionals as follows:

         (i) If the total compensation of such a Participant for a given six-month period ending March 31 or September 30 is less than $100,000, all of the Commissions payable hereunder shall be paid in cash.

        (ii) If the total compensation of such a Participant for such six-month period equals or exceeds $100,000:

              (A) A percentage of the Commissions allocable to such a Participant payable hereunder shall be paid in cash on a monthly basis according to the Company's normal payroll practices. Such percentage shall be determined on a uniform basis for all Participants by the Committee.

              (B) In the sole discretion of the Committee, Participants shall be offered the ability to elect to receive the remaining portion of their Commissions for such six-month period in cash or the first $10,000 in cash and the remainder (the "Six-Month Commission") in shares of Common Stock of the Company, valued at not less than ninety percent (90%) of their fair market value on the date of grant. The number of shares of Common Stock shall be determined by dividing the cash-denominated value of the Six-Month Commission by the percentage set by the Committee of the per share fair market value on the date of grant, rounded up to the nearest whole share. Such shares shall be offered as Plan Shares under the 1996 Equity Plan of the Company and shall be subject to the terms and conditions of such plan and a Stock Agreement in a form provided by the Company. Unless otherwise determined by the Committee, one-third of such shares shall vest on each anniversary of the


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date of grant, subject to the continued employment of the Participant with the
Company on such dates.

    (c)  RETAIL SALES COMMISSIONS.     As determined by the Committee and
subject to Section 6 hereof, Commissions shall be paid to Participants who are Executive Financial Services sales professionals as follows:


         (i) All Commissions allocable to such a Participant with respect to a given month's sales shall be paid following the end of such month according to the Company's normal payroll practices.

        (ii) If total sales for a Participant for a given six-month period ending March 31 or September 30 exceed $250,000, then, in the sole discretion of the Committee, Participants shall be offered the ability to elect to receive an additional four percent (4%) of all gross commissions in excess of $250,000 ("4% Commission") in cash or in shares of Common Stock of the Company, valued at not less than ninety percent (90%) of their fair market value on the date of grant. The number of shares of Common Stock shall be determined by dividing the cash-denominated value of the 4% Commission by the percentage set by the Committee of the per share fair market value on the date of grant, rounded up to the nearest whole share. Such shares shall be offered as Plan Shares under the 1996 Equity Plan of the Company and shall be subject to the terms and conditions of such plan and a Stock Agreement in a form provided by the Company. Unless otherwise determined by the Committee, one-third of such shares shall vest on each anniversary of the date of grant, subject to the continued employment of the Participant with the Company on such dates.

    (d)  PARTICIPANT ELECTION.    At the time of payment of the Twenty Percent
Amount, the Six-Month Commission or the 4% Commission, if a Participant elects to receive such amount in cash, such amount shall be payable as to one-third of such amount on each anniversary date following the date of grant, subject to the continued employment of the Participant with the Company on such dates.

    (e) ACCELERATION OF VESTING. In the event of a Participant's death prior to the completion of vesting of shares or cash pursuant to Sections 4(a)(ii)(B), 4(b)(ii)(B), 4(c)(ii), or 4(d), above, the vesting of such shares or cash shall automatically accelerate in full.

5.  AMOUNT OF BONUS AND SIX-MONTH COMMISSION

    Promptly after the beginning of the fiscal year, the Committee shall (i) establish the financial performance criteria for the fiscal year, (ii) determine the employees who shall receive Bonuses, (iii) determine each target Bonus Amount, (iv) determine the time(s) for payment of Bonus Amounts, and (v) determine the employees who shall receive Six-Month Commissions. The financial performance criteria established by the Committee shall include a consolidated after-tax net profits target of the Company, or such other criteria that the Committee may in its sole discretion agree upon.

6.  PAYMENT OF TWENTY PERCENT AMOUNT, SIX-MONTH COMMISSION OR 4% COMMISSION

    The payment of any given Twenty Percent Amount, Six Month Commission or 4% Commission shall be contingent upon the Participant's being on the Company's, a Parent's, Subsidiary's or Affiliate's payroll as of March 31st and September 30th of the applicable period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No Bonus shall be paid unless and until the Committee determines that the performance goals of the Plan are satisfied. The Committee shall determine the time of payment of the Six-Month Commission and the 4% Commission.


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7.  WITHHOLDING

    Distributions made hereunder shall be subject to withholding for applicable income and employment taxes.

8.  NONASSIGNABILITY

    Prior to payment, no Bonus or Commission under the Plan shall be assignable or transferable by the Participant during the Participant's lifetime.

9.  NO RIGHT TO CONTINUED EMPLOYMENT

    Nothing in this Plan shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in anyway the right of the Company to discharge a Participant at any time for any reason whatsoever, with or without cause.

10. AMENDMENT AND TERMINATION

    The Company reserves the right to amend this Plan at any time, except that no Participant's earned compensation shall be retroactively reduced by such amendment. Plan amendments will require stockholder approval only to the extent required by applicable law.


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